Exhibit 5.1

MASUR GRIFFITTS AVIDOR, LLP

180 Varick Street, Suite 1214

New York, NY 10014

December 10, 2021

To the Board of Directors

Applied Energetics, Inc.

9070 S. Rita Road, Suite 1500

Tucson, AZ 85747

Re:	Applied Energetics, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as counsel to Applied Energetics, Inc., a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 the "Registration Statement"), relating to the offer and sale of up to (i) 50,000,000 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) reserved for issuance under the Company’s 2018 Incentive Stock Plan (the “Plan”), 19,915,000 of which underly options which have been issued under the Plan and are included in a reoffer prospectus in the Registration Statement and (ii) 21.465,000 shares of Common Stock issued, or underlying options (the “Options”) issued, pursuant to consulting agreements for services rendered to the Company (collectively, the “Securities”).

You have requested our opinion as to the matters set forth below in connection with the issuance of the Shares. For purposes of rendering this opinion, we are familiar with the Registration Statement, and we have examined the Company's Certificate of Incorporation, as amended to date, the Company's By-laws, as amended to date, and corporate actions of the Company that provided for the issuances of the Shares. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on statements of an officer of the Company.

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act and no stop order suspending the effectiveness of the Registration Statement will have been issued, and no proceeding for that purpose has been instituted or threatened by the Commission; (v) that the Registered Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement; and (vi) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based upon and subject to the foregoing, it is our opinion that

(i)	the 17,215,000 shares of Common Stock currently outstanding and listed in the Registration Statement are validly issued, fully paid and non-assessable,
(ii)	the 24,165,000 shares of Common Stock underlying the Options, when issued and upon full payment of the exercise price therefor, will be, validly issued, fully paid and non-assessable; and
(iii)	the shares of Common Stock to be issued under the Plan are duly authorized, and, when issued by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Experts" in the prospectus constituting a part thereof.

Very truly yours,

/s/Masur Griffitts Avidor LLP

MASUR GRIFFITTS AVIDOR LLP

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